Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Report:  January 11, 2012

RICK'S CABARET INTERNATIONAL, INC.
(Exact Name of Registrant As Specified in Its Charter)

Texas	001-13992	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road
Houston, Texas 77066
(Address of Principal Executive Offices, Including Zip Code)

(281) 397-6730
(Issuer’s Telephone Number, Including Area Code)

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

As previously reported, on November 17, 2011, our wholly owned subsidiaries, RCI Dining Services (Stemmons), Inc. (“RCI Stemmons”), RCI Dining Services (Inwood), Inc. (“RCI Inwood”) and RCI Dining Services (Stemmons 2), Inc. (“RCI Dining”) entered into a Stock Purchase Agreement (the “Prior Agreement”) with Mr. Thanasi Mantas, Green Star, Inc. (“Green Star”), Fine Dining Club, Inc. (“Fine Dining”), Blue Star Entertainment Inc. (“Blue Star”), Adelphi Group Ltd. (“Adelphi”) and PNYX Limited Partnership (“PNYX”).  The Prior Agreement was amended on December 28, 2011.  On January 11, 2012, (i) Green Star, Fine Dining, Mr. Mantas, Adelphi, PNYX, RCI Stemmons, RCI Dining and RCI Holdings, Inc., our wholly owned subsidiary (“RCI Holdings”), entered into a new Stock Purchase Agreement (the “Silver City Purchase Agreement”) and (ii) Blue Star, Mr. Mantas, PNYX, RCI Inwood and RCI Holdings entered into a separate Stock Purchase Agreement (the “Blue Star Purchase Agreement”).  The entry into the Silver City Purchase Agreement and the Blue Star Purchase Agreement terminated the Prior Agreement, as amended.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As described above, on January 11, 2012, Green Star, Fine Dining, Mr. Mantas, Adelphi, PNYX, RCI Stemmons, RCI Dining and RCI Holdings entered into the Silver City Purchase Agreement.  Green Star owns and operates an adult entertainment cabaret known as “Silver City Cabaret,” located at 7501 N. Stemmons Freeway, Dallas, Texas 75247.  Fine Dining has a concession to provide alcohol sales and services to Green Star at the Silver City Cabaret.  Mr. Mantas owned 100% of the stock of Green Star and Fine Dining.  Pursuant to the Silver City Purchase Agreement, Mr. Mantas agreed to sell (i) all the stock of Green Star to RCI Stemmons for the purchase price of $1,400,000 in the form of a promissory note and (ii) all the stock of Fine Dining to RCI Fine Dining for the purchase price of $100,000 in the form of a promissory note.  Each of the promissory notes will be payable over 11 years and have an adjustable interest rate of 5.5%.  This transaction closed on January 17, 2012.

Adelphi owned the real properties where the Silver City Cabaret is located, including 7501 N. Stemmons Freeway, Dallas, Texas 75247 and 7600 John West Carpenter Freeway, Dallas, Texas 75247, and PNYX owned certain adjacent real property at 7506 John West Carpenter Freeway, Dallas, Texas 75247.  In transactions related to the Prior Agreement, Adelphi and PNYX had previously entered into real estate purchase agreements with RCI Holdings on November 17, 2011, which agreements were subsequently amended as part of the Silver City Purchase Agreement transaction.  Pursuant to the real estate purchase agreements, as amended, (i) Adelphi agreed to sell the real properties at 7501 N. Stemmons and 7600 John West Carpenter for the purchase price of $6,500,000, payable $300,000 in cash and $6,200,000 in the form of an adjustable 5.5% promissory note that is payable over 11 years, and (ii) PNYX agreed to sell the real property at 7506 John West Carpenter for the purchase price of $1,000,000, payable $700,000 in cash and $300,000 in the form of an adjustable 5.5% promissory note that is payable over 11 years.  The real estate transactions closed contemporaneously with the Silver City Purchase Agreement.

At closing of the Silver City Purchase Agreement transactions, Mr. Mantas entered into a Non-Competition Agreement providing for him to not compete with our subsidiaries by owning, participating or operating an establishment featuring adult entertainment within Dallas County and all contiguous counties (excepting the property located at 1449 Inwood Road, Dallas, Texas 75247).

As described above, on January 11, 2012, Blue Star, Mr. Mantas, PNYX, RCI Inwood and RCI Holdings entered into the Blue Star Purchase Agreement.  Blue Star holds a license to operate an adult cabaret at 1449 Inwood Road, Dallas, Texas 75247.  Mr. Mantas owns 100% of the stock of Blue Star.  Pursuant to the Blue Star Purchase Agreement, Mr. Mantas will sell all the stock of Blue Star to RCI Inwood for the purchase price of $500,000 in the form of a promissory note, which note will be payable over 11 years and have an adjustable interest rate of 5.5%.  The transaction is scheduled to close on the later of February 1, 2012 or five business days after RCI Inwood has obtained all required licenses needed to operate an adult cabaret at 1449 Inwood Road.

PNYX owns the real property at 1449 Inwood Road.  In a transaction related to the Blue Star Purchase Agreement, PNYX is to enter into a real estate purchase agreement with RCI Holdings, which agreement will provide for PNYX to sell the real property at 1449 Inwood Road for the purchase price of $2,500,000, payable $500,000 in cash and $2,000,000 in the form of an adjustable 5.5% promissory note that is payable over 11 years.  This real estate transaction is to close contemporaneously with the Blue Star Purchase Agreement.

The terms and conditions of the Silver City Purchase Agreement and related real estate purchase agreements and the terms and conditions of the Blue Star Purchase Agreement and related real estate purchase agreement were the result of arm’s length negotiations between the parties.  A copy of the Silver City Purchase Agreement is included with this filing as Exhibit 10.1.  A copy of the Non-Competition Agreement with Mr. Mantas is included with this filing as Exhibit 10.2.  A copy of the Blue Star Purchase Agreement is included with this filing as Exhibit 10.3.  A copy of the press release relating to these transactions is included as Exhibit 99.1.

ITEM 8.01	OTHER EVENTS.

On December 2, 2011, RCI Holdings entered into a Real Estate Sales Agreement with Bryan S. Foster, providing for RCI Holdings to purchase from Mr. Foster the real properties located at 12325 Calloway Cemetery Road, Fort Worth, Texas and 2151 Manana Drive, Dallas, Texas, for the aggregate purchase price of $5,500,000, including $2,000,000 cash and $3,500,000 in the form of an 8% promissory note that is payable over 10 years.  This transaction closed on January 13, 2012.  A copy of the press release relating to this transaction is included as Exhibit 99.2.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

10.1	Stock Purchase Agreement (for Silver City Cabaret), dated January 11, 2012
10.2	Non-Competition Agreement
10.3	Stock Purchase Agreement (for Blue Star), dated January 11, 2012
99.1	Press Release dated January 18, 2012
99.2	Press Release dated January 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

Date: January 18, 2012	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer